EXHIBIT 10.1













                   THE ATMOS ENERGY CORPORATION

                   RESTRICTED STOCK GRANT PLAN































                    Effective October 1, 1987
                 Restated as of November 9, 1994





                   THE ATMOS ENERGY CORPORATION
                   RESTRICTED STOCK GRANT PLAN
                (Restated as of November 9, 1994)


     I.   PURPOSE OF PLAN

     This Plan has been established to align the interest of its participants more directly with those of the Company's shareholders, to retain and attract managerial and professional personnel of exceptional ability and to encourage strong commitment to corporate objectives.


     II.  PLAN DEFINITIONS

     All rights and conditions under this Plan are specified in the following paragraphs subject to compliance with applicable laws and regulations. As used in this Plan, the following terms and phrases shall have the meanings ascribed to them below:

     A. "Administrator" shall mean the non-employee members of the Board who qualify as disinterested administrators under the provisions of Rule 16b-3 as promulgated by the Securities and Exchange Commission and as may hereafter be amended from time to time.

     B. "Board" or "Board of Directors" shall mean the Board of Directors of Atmos Energy Corporation.

     C.   "Common Stock" shall mean the common stock of Atmos
Energy Corporation.

     D.   "Company" shall mean Atmos Energy Corporation and
Subsidiaries.

     E. "Disability" shall mean such total and permanent disability as qualifies the participant for benefits under the Company's Long-Term Disability Plan covering the participant at the time.

     F. "Fair Market Value" with regard to the Restricted Stock on a particular date shall mean the closing price of the Common Stock as reported in the Southwest edition of The Wall Street Journal for that date, or if no prices are quoted for that date, on the last preceding date for which such prices of Common Stock are so quoted. In the event "NASDAQ Over-The-Counter Markets" cease to be reported as such or in the event the Common Stock of the Company is traded over a different exchange, a new, appropriate published stock quotation system shall be selected by the Committee, consistent with appropriate regulatory provisions.




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     G.   "Plan" shall mean the Atmos Energy Corporation
Restricted Stock Grant Plan as evidenced in this document and any amendments hereto.


     III. ELIGIBILITY

     The participants in the Plan shall be such employees of the Company as may be selected from time to time by the Administrator in its discretion. Directors of the Company who are not also employees of the Company shall not be eligible to participate in this Plan. In order to receive Restricted Stock, participants must not, at the time the grant of Restricted Stock is made, be subject to any agreement with the Company that restricts the acquisition of shares of Common Stock of the Company.


     IV.  STOCK SUBJECT TO PLAN

     The stock subject to this Plan shall consist of shares of the Company's Common Stock to which the restrictions specified in
Section V(F) are attached. This stock is hereafter referred to as "Restricted Stock". The total number of shares of Restricted Stock, subject to adjustment as provided in Section XII, that may be awarded by the Company under this Plan shall not be more than 900,000 shares. Restricted Stock awarded under this Plan shall, in the sole discretion of the Board of Directors, consist of either previously issued shares purchased on the open market or shares purchased from the Company as original issue shares or treasury shares.


     V.   TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     Each share of Restricted Stock awarded under this Plan shall be subject to the following restrictions:

     A. Shares of Restricted Stock awarded to a Plan participant may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise alienated in any manner, whether voluntarily, by operation of law, or otherwise, until the restrictions on such shares are removed pursuant to this Plan and said shares are delivered to the participant.

     B. Shares of Restricted Stock awarded to a Plan participant will be forfeited if, prior to the removal of restrictions on Stock awarded hereunder, the recipient terminates employment for any reason other than death, disability, or retirement.

     C. At the time and on the date of a participant's death, disability, or retirement while employed by the Company, all restrictions placed on each share of Restricted Stock awarded to that participant shall be removed and such shares shall be delivered to the participant or to his legal representatives,

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beneficiaries, or heirs.  From and after such date, the
participant or the participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.

     D. Stock certificates representing the number of shares of Restricted Stock granted to an employee of the Company shall be registered in the employee's name, but the certificates representing any shares of Restricted Stock shall be held in the custody of the Company for the participant's account. All dividends and distributions (other than stock dividends and distributions) on shares held in the custody of the Company shall be paid to the participant, however, regardless of the fact that the shares are being held in behalf of the participant. Any new, additional, or different shares or securities issued (due to a stock split, stock dividend, or other stock distribution) with respect to Restricted Stock previously awarded under the Plan shall be held by the Company as Restricted Stock for the participant's account and shall have the same restrictions as the underlying Restricted Stock with respect to which such new, additional, or different shares or securities were issued. At such time as restrictions are removed from any portion of the Restricted Stock held by the Company for the participant, certificates representing such shares shall be delivered free of all restrictions to the participant or to the participant's legal representatives, beneficiaries, or heirs.

     E. Additional grants of Restricted Stock after the initial grant may have restriction provisions different from those provided in Section VI. If such is the case, the award of such stock will be conditioned upon the acceptance by the participant of such different provisions.

     F. Each certificate issued in respect of shares of Restricted Stock granted to a participant under this Plan shall bear the following (or similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in The Atmos Energy Corporation Restricted Stock Grant Plan. A copy of the Plan is on file in the office of Atmos Energy Corporation, 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240."


     VI.  REMOVAL OF RESTRICTIONS

     A participant who receives a Restricted Stock award pursuant to this Plan shall be entitled to delivery of shares free and clear of all restrictions, if such participant is an employee of the Company at the time [subject to the provisions of Section V(C) hereof, according to the following schedule:


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                                        Percentage of Original
          Completed Years of Service        Grant Delivered
              After Date of Grant            to Participant

                       3                           25%
                       4                           25%
                       5                           25%
                       6                           25%

     Notwithstanding the foregoing provisions, each participant shall, in the event of a Change of Control of the Company, receive free of restriction all Restricted Stock granted to the participant on or before the effective date of such Change of Control. As used in this Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

     A. any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities; or

     B. during any period of two consecutive years individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses A or C of this paragraph) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     C. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.






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     VII. STOCK WITHHOLDING REQUIREMENT

     Upon the removal or lapse of the restrictions on any Restricted Stock, the number of shares issuable by the Company to the participant shall be reduced by an amount (i) not less than the amount necessary to satisfy the participant's federal, state, and local tax withholding obligations (including FICA requirements) arising from the removal or lapse of the restrictions on the Restricted Stock and (ii) not more than an amount equal to the value of the Restricted Stock on which the restrictions were removed or lapsed as of the date of such removal or lapse multiplied by the participant's maximum marginal tax rate as of such date.


     VIII.     FORFEITED SHARES

     If shares of Restricted Stock are forfeited according to the terms of this Plan, such shares may be added back to the number of shares available for issuance under the Plan only to the extent that no dividends from the forfeited shares were paid to the forfeiting participant.


     IX.  RIGHTS OF RECIPIENTS AS SHAREHOLDERS

     Except as otherwise provided in the Plan, a recipient of a Restricted Stock grant under this Plan shall have all of the rights of a shareholder of the Company with respect to such shares of Restricted Stock, including the right to vote such shares and receive the dividends and other distributions paid or made with respect to such shares in accordance with Section V(D) above.


     X.   ADMINISTRATION OF THE PLAN

     The Administrator shall have full authority to manage and control the operation and administration of the Plan. Action taken by the Administrator with respect to the Plan shall be taken upon the affirmative vote of a majority of the directors constituting the Administrator.

     The Administrator shall have the power to construe and interpret this Plan in accordance with its terms and to establish and amend the rules and regulations for its administration. All determinations of the Administrator shall be final and shall not be subject to appeal.

     The Administrator shall designate those employees of the Company and its Subsidiaries who are eligible to participate in the Plan subject to the provisions of Section III and shall designate the amounts of Restricted Stock to be granted.



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     XI.  AMENDMENT AND TERMINATION

     The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares of Restricted Stock which have not theretofore been granted. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Restricted Stock theretofore granted may be made which would impair the rights of the grantee without the consent of such grantee; and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of employees eligible to receive grants under the Plan, withdraw the administration of the Plan from the Administrator, or permit any non-employee member of the Board to be eligible to receive a grant under the Plan without the approval of the stockholders of the Company.


     XII. ADJUSTMENT UPON CHANGES IN STOCK

     If there shall be any change in the Common Stock subject to the Plan or to any Restricted Stock granted thereunder, through subdivision, combination, or reclassification of shares, or through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares subject to the Plan.


     XIII.     NO EMPLOYMENT RIGHTS

     The adoption of the Plan does not confer upon any employee of the Company or a Subsidiary any right to continue employment with the Company or Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.


     IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Restated Plan, the Employer has caused this Plan to be duly executed as of November 9, 1994.

                              ATMOS ENERGY CORPORATION


                              By:  /s/Ronald L. Fancher
                                   ----------------------------
                                   Ronald L. Fancher, President
                                   and Chief Executive Officer



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